DELOITTE & TOUCHE LLP       Suite 2400                Telephone: (615) 259-1800
                            424 Church Street         Facsimile: (615) 259-1857
                            Sun Trust Center
                            Nashville, Tennessee 37219-2396


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-50185 of Service Merchandise Company, Inc. on Form S-8 of our report dated June 10, 1996, appearing in this Annual Report on Form 11-K of the Service Merchandise Company, Inc. Savings and Investment Plan for the year ended December 31, 1995.


/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

June 26, 1996













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Deloitte Touche
Tohmatsu
International
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